SUMMARY DATA


1. Date Filed: January 29, 1996         2. United States Bankruptcy Court
                                           District of Arizona, Phoenix Division
                                           Case Number: 96-00935-PHX-

3. Commencement of Case under Chapter 11 of the Bankruptcy Code, Meeting of Creditors, and Fixing of Dates (Corporation/Partnership Case)

4.  Name of Debtor: CENTURY PACIFIC CORPORATION
                    AKA CENTURY PACIFIC FINANCIAL CORPORATION

5.  Address of Debtor: 4909 E. McDowell Road, Ste. 107
                       Phoenix, AZ 85008

6.  Tax ID No.: EIN: 86-0449546

7.  Address of the Clerk of the Bankruptcy Court: U.S. Bankruptcy Court, Arizona
                                                  P.O. Box 34151
                                                  Phoenix, AZ 85067-4151

8.  Addressee: Co-Filer Affiliate
               CENTURY PACIFIC GLOBAL COMMERCE
               C/O CENTURY PACIFIC CORP.
               PHOENIX AZ 85008

9.  Name and Address of Attorney for Debtor: James M. LaGanke
                                             202 E. Earll , #340
                                             Phoenix, AZ 85012
                                             Phone: 602-279-7399

10. Date, Time and Location of
    Meeting of Creditors:                    March 13, 1996, 9:00 A.M.
                                             Office of the U.S. Trustee
                                             320 N. Central Ave., Ste. 105
                                             Phoenix, AZ

11. /s/ Kevin E. O'Brien
    --------------------------------
    Clerk of the Bankruptcy Court